UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT TO

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 5, 2018
(Date of earliest event reported)

JPMDB Commercial Mortgage Securities Trust 2018-C8
(Central Index Key Number 0001735646)

(Exact name of issuing entity)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

German American Capital Corporation

(Central Index Key Number 0001541294)

Starwood Mortgage Funding VI LLC

(Central Index Key Number 0001682518)

BSPRT Finance, LLC

(Central Index Key Number 0001722518)

(Exact name of sponsor as specified in its charter)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

(Exact name of registrant as specified in its charter)

New York	333-206361-14	13-3789046
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

383 Madison Avenue
New York, New York		10179
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 834-5467

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

This Current Report on Form 8-K amends the Current Report on Form 8-K filed on June 15, 2018 (the “Original Form 8-K”) by J.P. Morgan Chase Commercial Mortgage Securities Corp. in connection with the issuance of the JPMDB 2018-C8, Commercial Mortgage Pass-Through Certificates, Series 2018-C8. The information contained in the Original Form 8-K with respect to the net proceeds and expenses of the related offerings is replaced in its entirety with the following:

The net proceeds of the offering to the Registrant of the issuance of the certificates, after deducting expenses payable by the Registrant of $6,156,990.82, were approximately $638,372,082.25. Of the expenses paid by the Registrant, approximately $284,551.67 were paid directly to affiliates of the Registrant, $44,062.49 in the form of fees were paid to the Underwriters, $96,937.47 were paid to or for the Underwriters and $5,731,439.20 were other expenses. All of the foregoing expense amounts are the Depositor’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Public Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The related registration statement (file no. 333-206361) was originally declared effective on November 20, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2018	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

	By:	/s/ Bianca A. Russo
Name: Bianca A. Russo
Title: Managing Director and Secretary